                                                                   Exhibit 10.12



May 2, 2000


Adolor Corporation
371 Phoenixville Pike
Malvern, PA 19355

     Attention:  Peter Scheid, Vice President and Chief Financial Officer

Dear Peter:

          We understand that Adolor Corporation ("Adolor" or the "Company") wishes to raise approximately $15-20 million in a private placement of the Company's stock (the "Offering") to fund the Company's further expansion. Pacific Growth Equities has knowledge of and access to investors (the "Investors") who have indicated their interest in providing financing to companies in biotechnology industries, generally. This letter will confirm the understanding and agreement between Pacific Growth Equities, Inc. ("PGE") and the Company in connection with the Offering as follows:

          1. Engagement. The Company hereby engages PGE as the Company's exclusive agent on a "best efforts" basis in connection with the Offering and PGE accepts the engagement on the terms and conditions set forth in this Agreement. During the term of this engagement, neither the Company nor PGE will use any documents in making offers or sales of securities in connection with the Offering without prior review and approval by the other party.

          PGE will introduce Adolor to prospective investors either through a short written summary memorandum prepared by the Company with assistance from PGE or verbally. Upon receiving indications of interest, PGE will obtain authorization from the Company to obtain a nondisclosure agreement and provide the proposed terms of investment. Potential investors may wish to visit the Company to obtain additional information. PGE will assist the Company with preparation for these visits, which may include a management presentation, responses to request for data and other activities. PGE may also arrange a limited "road show" in which Company management will make presentations to prospective investors.

          As a practical matter, the final terms of the Offering, including the terms of any registration rights agreements for securities sold, will be reached through negotiation between the Company and the investors. PGE will work closely with the Company and its counsel to manage the process of negotiations and closing, including review of proposals from potential investors, formulation and presentation of counter offers, transaction documentation and closing activities.

Adolor Corporation
May 2, 2000
Page 2


          PGE is prepared to begin our work on the Company's behalf upon your acceptance of this proposal.

          It is contemplated that investors will be persons who qualify as "qualified institutional buyers" for purposes of Rule 144A under the Securities Act of 1933, as amended (the "Act"), or no more than two or three large institutional accredited investors under the Act. The Company will be responsible for compliance with the Act and Regulation D, or Regulation S under the Act, as applicable. The Company will also be responsible for compliance with local securities laws. PGE will cooperate with the Company and its counsel and will furnish all information reasonably required in connection with filings and other matters related to such compliance.

          The Company shall make available to PGE such documents and other information as PGE reasonably requires. The Company shall, at the closing of the Offering ("Closing"), and at any subsequent closings as mutually agreed by the Company and PGE, furnish PGE with the same favorable opinion of counsel, reasonably acceptable to PGE, as is furnished to the investors, together with a letter from such counsel that its opinion to investors may be relied upon by PGE as if directed to PGE. That opinion shall include, among other things, legal assurances regarding compliance with applicable corporate law and exemptions from registration under applicable securities laws (other than compliance with exemptions from registration under Regulation S under the Act, for which no opinion will be required). In addition, at the Closing, and at any subsequent closings as mutually agreed by the Company and PGE, the Company will provide PGE with the same certificates of the officers of the Company as are furnished to the investors and such other certification, opinions and documents as PGE reasonably may deem appropriate, in form and substance satisfactory to PGE, including an updating of the representations and warranties of the Company set forth below and the representations and warranties made by the Company to the investors.

          2.  Compensation and Expense Reimbursement.

          Transaction Fee. At the Closing, and at any subsequent closings as mutually agreed by the Company and PGE, PGE will be paid in cash an amount equal to 6% of the value of all amounts invested by persons who are not, at the date of this Agreement, holders of securities of the Company ("Existing Investors" as listed on Exhibit B attached hereto); provided that if any Closing occurs PGE shall in any event be paid a minimum of $200,000. For purposes of this Agreement, the value of amounts invested shall mean the amount of all cash, and the fair market value of all other property, paid or to be paid to the Company as investments in the offering.

          Expense Reimbursement. The Company shall reimburse PGE for all of PGE's reasonable legal fees, travel and other reasonable out-of-pocket expenses; provided, however, that the Company shall not be obligated to reimburse PGE's aggregate expenses in excess of $50,000 without the prior written consent of the Company. Such expenses to the extent known and remaining unpaid, as estimated by PGE, will be paid by wire transfer at the final Closing.

Adolor Corporation
May 2, 2000
Page 3


After the final Closing, PGE will furnish the Company with a final invoice for all additional reasonable expenses, which will be paid within 30 days thereof.

          3. Representations and Warranties of the Company. The Company represents, warrants and agrees that, in addition to the representations and warranties to be made by the Company to the investors:

               a. The securities will be offered and sold in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Act contained in Section 4(2) of the Act and/or Rule 506 under Regulation D, or in the alternative under Regulation S, and with all other securities laws and regulations including local securities laws. The Company will file appropriate notices on Form D with the Securities and Exchange Commission, as well as all filings necessary to comply with local securities laws;

               b. The Company will not, from the date of this letter until the Closing or the termination of this agreement before such Closing, offer to sell, solicit offers to purchase, or sell any securities of the Company without PGE's written consent, except for (i) options to purchase common stock of the Company pursuant to the Company's Amended and Restated 1994 Equity Compensation Plan. In addition, the Company will not, for a period of six months after the Closing, offer to sell, solicit offers to purchase, or sell any securities of the Company unless, in the opinion of the Company's counsel reasonably acceptable to PGE, such offer, solicitation or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable federal and local securities laws with respect to the Offering. Other than the private placement of approximately $12 million completed in January 2000, and in connection with the proposed public offering of the Company's common stock pursuant to the Company's Registration Statement on Form S-1 filed on February 7, 2000, with the Securities and Exchanges Commission as amended, the Company has not offered to sell, solicited offers to purchase, or sold any of its securities during the six months preceding the date of this Agreement;

               c. The Company will furnish to PGE a Blue Sky Memorandum prepared by the Company's counsel describing as to those states or other jurisdictions that PGE identifies to the Company (i) the availability of exemptions from the registration or qualification requirements under the laws of such states or other jurisdictions for offers and sales of securities in the Offering, or (ii) actions taken by the Company and such counsel to permit such offers and sales in such states or other jurisdictions. The Company shall also provide PGE with evidence of all filings made in such states and jurisdictions relating to such exemptions or other actions;

               d. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action necessary for such execution, delivery and performance. This Agreement constitutes a valid and binding obligation of the Company; and

Adolor Corporation
May 2, 2000
Page 4


          4. Representations and Warranties of PGE. PGE represents, warrants and agrees that:

               a. PGE is and at the time of any offer or sale in connection with the Offering will be duly registered as a broker-dealer pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and is and at each such time will be a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

               b. PGE will send information about the Company only to persons that have represented to PGE that they, and that PGE reasonably believes, are "qualified institutional buyers" (as defined under the Act) or no more than two or three large institutional accredited investors under the Act and

               c. PGE will not engage in any general solicitation or general advertising (as those terms are used in Regulation D) with respect to the securities offered.

          5. Obligations Limited. PGE shall be under no obligation hereunder to make an independent appraisal of assets or investigation or inquiry as to any information regarding, or any representations of, the Company and shall have no liability hereunder in regard thereto.

          6. Termination. This Agreement may be terminated by either party at any time prior to the Closing upon written notice to the other party. The provisions with respect to indemnification set forth in Exhibit A hereto shall survive the termination of this Agreement. Upon termination of this Agreement by PGE, PGE shall have no further obligations to the Company hereunder except as provided in Exhibit A. If the Company terminates this Agreement other than because of a material breach by PGE of its representations, warranties or agreements hereunder, at any time more than 30 days after the date hereof, the Company shall have no further obligations hereunder except (i) as provided in Exhibit A hereto, (ii) to reimburse PGE for its reasonable out-of-pocket expenses incurred through the termination or expiration date, including reasonable fees and expenses of counsel, up to $50,000, and (iii) to pay PGE the compensation (transaction fee) contemplated in Section 2 above as to any investment made in the Company (x) within six months after the date of such termination by any person introduced to the Company by PGE and (y) within 60 days after the date of such termination by any other person (excluding persons who own securities of the Company on the date hereof).

          7. Indemnification. The parties shall provide each other with certain indemnification and other relief as set forth in Exhibit A hereto, which is incorporated herein by reference. Exhibit A will be executed and delivered simultaneously with this Agreement.

          8. Notices. All notices or communications hereunder, except as otherwise provided by notice, will be in writing and mailed or delivered as follows:

Adolor Corporation
May 2, 2000
Page 5


          If to the Company:

               Adolor Corporation
               371 Phoenixville Pike
               Malvern, PA 19355
               Attention:  Peter Scheid

            with a copy to

               Dechert Price & Rhoads
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103-2793
               Attention:  James A. Lebovitz

          If to PGE:

               Pacific Growth Equities, Inc.
               Four Maritime Plaza
               San Francisco, CA 94111
               Attention:  George J. Milstein

            with a copy to

               Howard Rice Nemerovski Canady Falk & Rabkin
               Three Embarcadero Center
               17th Floor
               San Francisco, CA 94111-4065
               Attention:  Mark Whatley

          Miscellaneous. This Agreement, together with Exhibit A, contains our entire agreement concerning the proposed Offering and supersedes any prior understanding and agreements. It will be governed by California law without regard to conflict of laws principles. Any waiver of any right or obligation hereunder must be in writing signed by the party to be charged.

Adolor Corporation
May 2, 2000
Page 6


          Please confirm that the foregoing correctly and completely sets forth our understanding, by signing and returning to us the enclosed duplicate of this Agreement.

                              Sincerely,

                              PACIFIC GROWTH EQUITIES, INC.

                              By:  /s/ George Milstein
                                   -------------------------
                                   George J. Milstein
                                   Senior Managing Director


Agreed and accepted this
3rd day of May, 2000.

Adolor Corporation

By:  /s/ P. S. Schied
     -------------------------
     Name: P. S. Schied
           Vice Pres.

Exhibit A to Engagement Letter

          In consideration of the agreement of Pacific Growth Equities, Inc. ("PGE") to act on behalf of Adolor Corporation (the "Company") pursuant to the attached Engagement Letter, dated May 2, 2000 (the "Engagement Letter"), the Company agrees to indemnify and hold harmless PGE, its affiliates, and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Act) (PGE and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, claims, damages, expenses and liabilities or actions in respect thereof (collectively, "Losses") as they may be incurred (including all reasonable legal fees and other expenses of counsel incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened litigation in which any Indemnified Person is a named party) to which any of them may become subject (including in any settlement effected with the Company's consent) and that are related to or arise out of any act, omission, transaction or event contemplated by the Engagement Letter. The Company will not, however, be responsible under the foregoing provisions for any Losses to the extent such Losses arise out of (i) the willful misfeasance or gross negligence of PGE or any other Indemnified Person, (ii) an untrue statement in offering materials, or an omission in such materials to state a material fact necessary to make the statements made in and such materials, in the light of the circumstances in which they were made, not misleading, if and only to the extent such untrue statement or such omission was made in reliance upon and in conformity with written information furnished to the Company by PGE or any other Indemnified Person specifically for inclusion in such materials, or (iii) any failure of the Offering to qualify as an exempt transaction under the Act or any applicable state securities laws to the extent that such failure has resulted from a breach by PGE or any other Indemnified Person of their obligations under the Agreement. PGE agrees to indemnify and hold harmless the Company and each of its directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Act) from and against any Losses to which they become subject, to the extent and only to the extent such Losses arise out of circumstances or events described in clauses (i) through (iii) of this paragraph.

          If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, the Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) of this paragraph but also the relative fault of each such Indemnified Person, respectively, and the Company as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the value of the consideration, measured as of the Closing, actually received by PGE pursuant to the Engagement Letter. The respective relative benefits received by PGE and the Company in connection with

Adolor Corporation
May 2, 2000
Page 2


any transaction shall be deemed to be in the same proportion as the value of the consideration, measured as of the Closing, actually received by PGE pursuant to the Engagement Letter bears to the total consideration of the transaction. The relative fault of each Indemnified Person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

          Notwithstanding the foregoing, the aggregate indemnification obligation of the Company in connection with claims for indemnification hereunder shall not exceed an amount equal to the net proceeds actually received by the Company in the Offering (as defined in the Engagement Letter).

          In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. The Company agrees that without PGE's prior written consent it shall not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding related to the Engagement Letter unless the settlement, compromise or consent also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom.

          The obligations of the Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. It is understood that the obligations of the Company will remain operative regardless of any termination or completion of PGE's services.

          All capitalized terms not otherwise defined in this Exhibit shall have the meanings given them in the Engagement Letter.

Dated: May 2, 2000

Pacific Growth Equities, Inc.                   Adolor Corporation


By: /s/ George J. Milstein                      By: /s/ P. S. Schied
   ------------------------                        ------------------------
   George J. Milstein                              Name: P. S. Schied
   Senior Managing Director                        Title: Vice Pres.

Exhibit B to Engagement Letter